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                                                                    Exhibit 23.1

We consent to the reference to our firm under the caption "Experts" and "Selected Financial Information" and to the use of our report dated October 5, 2000, in the Registration Statement (Form S-1 No. 333-XXXXX) and related Prospectus of StarBand Communications Inc. for the registration of XXX,XXX shares of its common stock.

                                          /s/ Ernst & Young LLP

McLean, Virginia
October 5, 2000